Exhibit 10.2

FORM OF SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Sponsor Agreement”) is dated as of November 15, 2021, by and among Waldencast Long-Term Capital LLC, a Cayman Islands limited liability company (the “Sponsor”), the directors of the Acquiror whose names appear on the signature pages of this Sponsor Agreement (such stockholders, the “Insiders”, and together with the Sponsors, the “Sponsor Parties”), Waldencast Acquisition Corp., a Cayman Islands exempted company limited by shares (which shall migrate and domesticate as a public limited company incorporated under the Laws of Jersey prior to the Closing (as defined in the Merger Agreement (as defined below)) (“Acquiror”), and Obagi Global Holdings Limited, a Cayman Islands exempted company limited by shares (the “Company”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

RECITALS

WHEREAS, as of the date hereof, the Sponsor Parties are the holders of record and the “beneficial owners” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of Acquiror Common Shares and Acquiror Warrants in the aggregate as set forth on Schedule I hereto (all such Acquiror Common Shares, together with (as applicable) any Acquiror Common Shares that are deemed Acquiror Common Shares pursuant to Section 1.3 hereof, are referred to herein as the “Subject Shares”; and all such Acquiror Warrants, together with (as applicable) any Acquiror Warrants that are deemed Acquiror Warrants pursuant to Section 1.3 hereof, are referred to herein as the “Subject Warrants”);

WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, Acquiror, Obagi Merger Sub Limited, a Cayman Islands exempted company limited by shares and an indirect wholly owned subsidiary of Acquiror (“Merger Sub”), and the Company, have entered into an Agreement and Plan of Merger (as amended or modified from time to time, the “Merger Agreement”), dated as of the date hereof, pursuant to which, among other transactions, Merger Sub is to merge with and into the Company, with the Company continuing on as the surviving company and a direct wholly owned subsidiary of Acquiror, on the terms and conditions set forth therein (the “Merger”);

WHEREAS, contemporaneously with the execution and delivery of this Sponsor Agreement, Acquiror, Obagi Holdco 1 Limited, a Jersey limited company and wholly owned subsidiary of Acquiror (“Holdco 1”), Waldencast Partners LP, a Cayman Island exempted limited partnership and subsidiary of Acquiror (“Acquiror LP”), the members of Milk Makeup LLC, a Delaware limited liability company (“Milk”) and Shareholder Representatives Services LLC, a Colorado limited liability company, as the representative of the equityholder of the Company have entered into the Equity Purchase Agreement, dated as of the date hereof, (the “Milk Equity Purchase Agreement”), pursuant to which among other things, Holdco 1 and Acquiror LP agreed to acquire, and the members of Milk agreed to sell, the equity interests of Milk (the “Milk Transaction”); and

WHEREAS, as an inducement to Acquiror and the Company to enter into the Merger Agreement and to consummate the transactions contemplated therein, the parties hereto desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
SPONSOR SUPPORT AGREEMENT; COVENANTS

Section 1.1 Binding Effect of Merger Agreement. The Sponsor Parties hereby acknowledge that each has read the Merger Agreement and this Sponsor Agreement and has had the opportunity to consult with its tax and legal advisors. During the period commencing on the date hereof and ending at the Expiration Time, the Sponsor Parties shall be bound by and comply with Section 7.4 (No Solicitation by Acquiror) and Section 11.12 (Publicity) of the Merger Agreement (and any relevant definitions contained in such Sections) as if such Sponsor Party was an original signatory to the Merger Agreement with respect to such provisions, and (b) each reference to the “Acquiror” contained in Section 7.4 of the Merger Agreement also referred to the Sponsor.

Section 1.2 No Transfer. During the period commencing on the date hereof and ending on the earliest of (a) the Effective Time, (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 10.1 thereof (the earlier of clauses (a) and (b), the “Expiration Time”) and (c) the liquidation of Acquiror, each Sponsor Party shall not, except in each case pursuant to the Merger Agreement, the Milk Equity Purchase Agreement and the transactions contemplated thereby, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer or dispose of, or agree to transfer or dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC (other than the Proxy Statement/Registration Statement) or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Subject Shares or Subject Warrants, (ii) deposit any Subject Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Sponsor Agreement, (iii) enter into any swap, engage in hedging, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Subject Shares or Subject Warrants owned by such Sponsor Party, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iv) publicly announce any intention to effect any transaction specified in clause (i) through (iii) (the actions specified in clauses (i)-(iv), collectively, a “Transfer”); provided, however, that the foregoing shall not prohibit Transfers between such Sponsor Party and any Affiliate of such Sponsor Party, so long as, prior to and as a condition to the effectiveness of any such Transfer, such Affiliate executes and delivers to Acquiror and the Company a joinder to this Sponsor Agreement in substantially the form attached hereto as Annex A; provided, further, that any Transfer permitted under this Section 1.2 shall not relieve such Sponsor Party of its obligations under this Sponsor Agreement. Any Transfer in violation of this Section 1.2 shall be null and void.

Section 1.3 New Shares. In the event that after the date hereof but prior to the Expiration Time (a) any Acquiror Common Shares, Acquiror Warrants or other equity securities of Acquiror are issued to a Sponsor Party pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Acquiror Common Shares or Acquiror Warrants of, on or affecting the Acquiror Common Shares or Acquiror Warrants owned by such Sponsor Party or otherwise, (b) a Sponsor Party purchases or otherwise acquires beneficial ownership of any Acquiror Common Shares, Acquiror Warrants or other equity securities of Acquiror, or (c) a Sponsor Party acquires the right to vote or share in the voting of any Acquiror Common Shares or other equity securities of Acquiror (such Acquiror Common Shares, Acquiror Warrants or other equity securities of Acquiror, collectively, the “New Securities”), then such New Securities acquired or purchased by such Sponsor Party shall be subject to the terms of this Sponsor Agreement to the same extent as if they constituted the Subject Shares or Subject Warrants owned by such Sponsor Party as of the date hereof.

Section 1.4 Closing Date Deliverables. On the Closing Date, each Sponsor Party shall deliver to Acquiror and the Company a duly executed copy of that certain Registration Rights Agreement, by and among Acquiror, the Company, each Sponsor Party and certain of the Company’s and Acquiror’s respective stockholders, and their respective affiliates, as applicable, in substantially the form attached as Exhibit G to the Merger Agreement.

Section 1.5 Sponsor Agreements.

(a) During the period commencing on the date hereof and ending at the Expiration Time, at any meeting of the shareholders of Acquiror, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of Acquiror is sought, each Sponsor Party shall (i) appear at each such meeting or otherwise cause all of its Subject Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its Subject Shares:

(i) in favor of each Transaction Proposal;

(ii) against any Business Combination Proposal or any proposal relating to a Business Combination Proposal (in each case, other than the Transaction Proposals or any proposal required to consummate the Milk Transaction);

(iii) against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Acquiror (other than the Merger Agreement or the Milk Equity Purchase Agreement and the transactions contemplated thereby, including the Merger and the Milk Transaction);

(iv) against any change in the business, management or Board of Directors of Acquiror (other than in connection with the Transaction Proposals) that would or would reasonably be expected to adversely affect the ability of Acquiror to consummate the transactions contemplated by the Merger Agreement, including the Merger;

(v) against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Sponsor Agreement, the Merger Agreement or the transactions contemplated thereby, including the Merger, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Acquiror or Merger Sub under the Merger Agreement, (C) result in any of the conditions set forth in Article IX of the Merger Agreement not being fulfilled or (D) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, Acquiror; and

(vi) if applicable, in favor of waiving any and all anti-dilution rights each Sponsor Party may hold pursuant to the Acquiror Governing Documents.

Each Sponsor Party hereby agrees that it shall not commit or agree to take any action inconsistent with the foregoing.

(b) Each Sponsor Party shall comply with, and fully perform all of its obligations, covenants, and agreements set forth in, that certain Letter Agreement, dated as of March 15, 2021, among the Sponsor Parties, Acquiror and each of the parties thereto (the “Voting Letter Agreement”), including the obligations of each Sponsor Party pursuant to Section 1 therein to not redeem any Subject Shares owned by such Sponsor Party in connection with the transactions contemplated by the Merger Agreement.

(c) During the period commencing on the date hereof and ending at the Expiration Time, the Sponsor Parties shall not modify or amend the Voting Letter Agreement.

Section 1.6 Further Assurances. Each Sponsor Party shall take, or cause to be taken, all such further actions and do, or cause to be done, all things reasonably necessary (including under applicable Laws) to consummate the Merger and the other transactions contemplated by the Merger Agreement and this Sponsor Agreement, in each case, on the terms and subject to the conditions set forth therein and herein, as applicable.

Section 1.7 No Inconsistent Agreement. Each Sponsor Party hereby represents and covenants that such Sponsor Party has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of such Sponsor Party’s obligations hereunder.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of Each Sponsor Party. Each Sponsor Party represents and warrants as of the date hereof to Acquiror and the Company (severally and not jointly, and solely with respect to itself, himself or herself and not with respect to any other Sponsor Party) as follows:

(a) Organization; Due Authorization. If such Sponsor Party is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Sponsor Agreement and the consummation of the transactions contemplated hereby are within such Sponsor Party’s corporate, limited liability company or organizational powers and have been duly authorized by all necessary corporate, limited liability company or organizational actions on the part of such Sponsor Party. If such Sponsor Party is an individual, such Sponsor Party has full legal capacity, right and authority to execute and deliver this Sponsor Agreement and to perform his or her obligations hereunder. This Sponsor Agreement has been duly executed and delivered by such Sponsor Party and, assuming due authorization, execution and delivery by the other parties to this Sponsor Agreement, this Sponsor Agreement constitutes a legally valid and binding obligation of such Sponsor Party, enforceable against such Sponsor Party in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Sponsor Agreement is being executed in a representative or fiduciary capacity, the Person signing this Sponsor Agreement has full power and authority to enter into this Sponsor Agreement on behalf of the applicable Sponsor Party.

(b)     Ownership. Such Sponsor Party is the record and beneficial owner (as defined in the Securities Act) of, and has good title to, all of such Sponsor Party’s Subject Shares and Subject Warrants, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Subject Shares or Subject Warrants (other than transfer restrictions under the Securities Act)) affecting any such Subject Shares or Subject Warrants, other than Liens pursuant to (i) this Sponsor Agreement, (ii) the Acquiror Governing Documents, (iii) the Merger Agreement, (iv) the Voting Letter Agreement, (v) the Milk Equity Purchase Agreement, (vi) the Sponsor Support Agreement by and between Acquiror, the representative of the equityholders of Milk and each Sponsor Party dated as of the date hereof (the “Milk Support Agreement” and (vii) any applicable securities Laws. Such Sponsor Party’s Subject Shares and Subject Warrants are the only equity securities in Acquiror owned of record or beneficially by such Sponsor Party on the date of this Sponsor Agreement, and none of such Sponsor Party’s Subject Shares or Subject Warrants are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares or Subject Warrants, except as provided hereunder and under the Voting Letter Agreement and the Milk Support Agreement. Other than the Subject Warrants, such Sponsor Party does not hold or own any rights to acquire (directly or indirectly) any equity securities of Acquiror or any equity securities convertible into, or which can be exchanged for, equity securities of Acquiror.

(c)     No Conflicts. The execution and delivery of this Sponsor Agreement by such Sponsor Party does not, and the performance by such Sponsor Party of his, her or its obligations hereunder will not, (i) if such Sponsor Party is not an individual, conflict with or result in a violation of the organizational documents of such Sponsor Party or (ii) require any consent or approval that has not been given or other action that has not been taken by any Person (including under any Contract binding upon such Sponsor Party or such Sponsor Party’s Subject Shares or Subject Warrants), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Sponsor Party of its obligations under this Sponsor Agreement.

(d)     Litigation. There are no Actions pending against such Sponsor Party, or to the knowledge of such Sponsor Party, threatened against such Sponsor Party, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Sponsor Party of its obligations under this Sponsor Agreement.

(e)     Brokerage Fees. Except as described on Section 5.19 of the Acquiror Disclosure Letter, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by such Sponsor Party, for which Acquiror or any of its Affiliates may become liable.

(f)      Affiliate Arrangements. Except as set forth on Schedule II hereto, neither such Sponsor Party nor, in the case of a Sponsor Party who is an individual, anyone related by blood, marriage or adoption to such Sponsor Party or, to the knowledge of such Sponsor Party, any Person in which such Sponsor Party has a direct or indirect legal, contractual or beneficial ownership of 5% or greater, is party to, or has any rights with respect to or arising from, any Contract with Acquiror or its Subsidiaries.

(g)     Acknowledgment. Such Sponsor Party understands and acknowledges that each of Acquiror and the Company is entering into the Merger Agreement in reliance upon such Sponsor Party’s execution, delivery and performance of this Sponsor Agreement.

ARTICLE III
MISCELLANEOUS

Section 3.1 Termination. This Sponsor Agreement and all of its provisions shall terminate and be of no further force or effect upon the earliest of (i) the Expiration Time, (ii) the liquidation of Acquiror and, (iii) the written agreement of such Sponsor Party, Acquiror and the Company. Upon such termination of this Sponsor Agreement, all obligations of the parties under this Sponsor Agreement will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Sponsor Agreement shall not relieve any party hereto from liability arising in respect of any breach of this Sponsor Agreement prior to such termination. This Article III shall survive the termination of this Sponsor Agreement.

Section 3.2 Governing Law. This Sponsor Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Sponsor Agreement or the negotiation, execution or performance of this Sponsor Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Sponsor Agreement) will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to agreements executed and performed entirely within such State, without giving effect to principals of or rules of conflict of Laws to the extent such principles or rules would require or permit application of Laws of another jurisdiction.

Section 3.3 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

(a) THE PARTIES TO THIS SPONSOR AGREEMENT SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE OR, IF IT HAS OR CAN ACQUIRE JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SPONSOR AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH AND BY THIS SPONSOR AGREEMENT WAIVE, AND AGREE NOT TO ASSERT, ANY DEFENSE IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS SPONSOR AGREEMENT AND ANY RELATED AGREEMENT, CERTIFICATE OR OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH, THAT THEY ARE NOT SUBJECT THERETO OR THAT SUCH ACTION MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THIS SPONSOR AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS OR THAT THEIR PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, OR THAT THE VENUE OF THE ACTION IS IMPROPER AND FURTHER AGREES NOT TO BRING ANY PROCEEDING OR ACTION ARISING OUT OF OR RELATED TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OTHER COURT. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON ANY PARTY TO THIS SPONSOR AGREEMENT BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN Section 3.8.

(b) WAIVER OF TRIAL BY JURY. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SPONSOR AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SPONSOR AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SPONSOR AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SPONSOR AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.3.

Section 3.4 Assignment. This Sponsor Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Sponsor Agreement nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of all of the other parties hereto.

Section 3.5 Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Sponsor Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Sponsor Agreement and to enforce specifically the terms and provisions of this Sponsor Agreement in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware), this being in addition to any other remedy to which such party is entitled at law or in equity. In the event that any Action shall be brought in equity to enforce the provisions of this Sponsor Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law, and each party agrees to waive any requirement for the securing or posting of any bond in connection therewith.

Section 3.6 Amendment; Waiver. This Sponsor Agreement or any provision hereof may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Acquiror, the Company and the Sponsor.

Section 3.7 Severability. If any provision of this Sponsor Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Sponsor Agreement will remain in full force and effect. Any provision of this Sponsor Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 3.8 Notices. All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

If to Acquiror:

Waldencast Acquisition Corp.

10 Bank Street, Suite 560, White Plains, NY 10606

Attention:	Tassilo Festetics
Email:	tassilo@waldencast.com

with a copy to (which will not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001

Attention:	Paul T. Schnell

Maxim Mayer-Cesiano

Email:	paul.schnell@skadden.com

maxim.mayercesiano@skadden.com

If to the Company:

Obagi Global Holdings Limited

3760 Kilroy Airport Way, Suite 500

Long Beach, CA 90806

Attention:	Jaime Castle, President

Sue Collins, General Counsel

Email:	jaimec@obagi.com

suec@obagi.com

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626

Attention:	Scott Shean

Andrew Clark

Email:	scott.shean@lw.com

andrew.clark@lw.com

If to a Sponsor Party:

To such Sponsor Party’s address set forth in Schedule I

with a copy to (which will not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001

Attention:	Paul T. Schnell

Maxim Mayer-Cesiano

Email:	paul.schnell@skadden.com

maxim.mayercesiano@skadden.com

Section 3.9 Counterparts. This Sponsor Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

Section 3.10    Entire Agreement. This Sponsor Agreement and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent they relate in any way to the subject matter hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Sponsor Parties, Acquiror and the Company have each caused this Sponsor Agreement to be duly executed as of the date first written above.

SPONSOR PARTIES:

SPONSOR:

WALDENCAST LONG-TERM CAPITAL LLC

By:
Name:
Title:

INSIDERS:

By:
Name:	Sarah Brown

By:
Name:	Juliette Hickman

By:
Name:	Lindsay Pattison

By:
Name:	Zack Werner

[Signature Page to Sponsor Support Agreement]

ACQUIROR:

WALDENCAST Acquisition Corp.

By:
Name:
Title:

[Signature Page to Sponsor Support Agreement]

COMPANY:

OBAGI GLOBAL HOLDINGS LIMITED

By:
Name:
Title:

[Signature Page to Sponsor Support Agreement]

Schedule I

Sponsor Acquiror Common Shares and Acquiror Warrants

Sponsor Party	Acquiror Common Shares	Acquiror Warrants
Waldencast Long-Term Capital LLC c/o Waldencast Acquisition Corp., 10 Bank Street, Suite 560, White Plains, NY 10606.	8,545,000	5,933,333
Sarah Brown c/o Waldencast Acquisition Corp., 10 Bank Street, Suite 560, White Plains, NY 10606.	20,000	--
Juliette Hickman c/o Waldencast Acquisition Corp., 10 Bank Street, Suite 560, White Plains, NY 10606.	20,000	--
Lindsay Pattison c/o Waldencast Acquisition Corp., 10 Bank Street, Suite 560, White Plains, NY 10606.	20,000	--
Zack Werner c/o Waldencast Acquisition Corp., 10 Bank Street, Suite 560, White Plains, NY 10606.	20,000	--

*	Waldencast Long-Term Capital LLC (Sponsor) is the record holder of the Class B ordinary shares. Waldencast Ventures, LP and Burwell Mountain Trust, controlled by Michel Brousset and Felipe Dutra, respectively, and Dynamo Master Fund, participate in voting and investment decisions of the Sponsor. Dynamo Internacional Gestão de Recursos Ltda., a Brazilian limited company (“Dynamo International”) is the investment manager of Dynamo Master Fund. Each of Luiz Orenstein, Bruno Hermes da Fonseca Rudge and Luiz Felipe de Almeida Campos (and together with Dynamo Master Fund and Dynamo International, the “Dynamo Parties”) participate in voting and investment decisions of Dynamo International. Each of Michel Brousset, Felipe Dutra and the Dynamo Parties disclaims any beneficial ownership of the shares.

[Schedule I to Sponsor Support Agreement]

Schedule II

Affiliate Agreements

1.	Promissory Note, dated January 12, 2021, issued by Acquiror to Sponsor

2.	Letter Agreement, dated March 15, 2021, between Acquiror, Sponsor, and Acquiror’s officers and directors

3.	Registration Rights Agreement, dated March 15, 2021, between Acquiror and Sponsor

4.	Securities Subscription Agreement, dated as of January 12, 2021, between Acquiror and Sponsor

5.	Administrative Services Agreement, dated March 15, 2021, between Acquiror and Sponsor

6.	Sponsor Warrants Purchase Agreement, dated March 15, 2021, between Acquiror and Sponsor

7.	Forward Purchase Agreement, dated February 22, 2021, between Acquiror, Sponsor and Dynamo Master Fund

8.	Forward Purchase Agreement, dated March 1, 2021, between Acquiror and Beauty Ventures LLC

9.	Convertible Promissory Note, dated as of August 18, 2021 issued by Acquiror to Sponsor.

10.	Indemnity Agreement, dated March 15, 2021, between Acquiror and Sarah Brown

11.	Indemnity Agreement, dated March 15, 2021, between Acquiror and Juliette Hickman

12.	Indemnity Agreement, dated March 15, 2021, between Acquiror and Lindsay Pattison

13.	Indemnity Agreement, dated March 15, 2021, between Acquiror and Zack Werner

[Schedule II to Sponsor Support Agreement]

Annex A

Form of Joinder Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Sponsor Support Agreement, dated as of November 15, 2021 (as amended, supplemented or otherwise modified from time to time, the “Sponsor Agreement”), by and among Waldencast Long-Term Capital LLC, a Cayman Islands limited liability company (the “Sponsor”), the directors of the Sponsor whose names appear on the signature pages of this Sponsor Agreement (such stockholders, the “Insiders”, and together with the Sponsors, the “Sponsor Parties”), Waldencast Acquisition Corp., a Cayman Islands exempted company limited by shares (which shall migrate and domesticate as a public limited company incorporated under the Laws of Jersey prior to the Closing (as defined in the Merger Agreement (as defined below))) (“Acquiror”), and Obagi Global Holdings Limited, a Cayman Islands exempted company limited by shares (the “Company”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Sponsor Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Sponsor” under, the Sponsor Agreement as of the date hereof and shall have all of the rights and obligations of each Sponsor Party as if it had executed the Sponsor Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Sponsor Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date written below.

Date: [___], 2021

By:
Name:
Title:

Address for Notices:

With copies to: